Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2022 SECOND-QUARTER RESULTS
•Company increases 2022 full-year earnings guidance to $5.60 - $6.00 per diluted share
•Demand for railcars remains strong across all regions
•Investment volume was $314.1 million in the second quarter and totaled $684.5 million year to date

CHICAGO, July 21, 2022 - GATX Corporation (NYSE:GATX) today reported 2022 second-quarter net income of $2.6 million, or $0.07 per diluted share, compared to net income of $5.5 million, or $0.15 per diluted share, in the second quarter of 2021. The 2022 second-quarter results include net negative impacts of $35.9 million, or $1.00 per diluted share, from Tax Adjustments and Other Items. The most significant item was an impairment charge associated with the Company's planned sale of its five remaining marine vessels.

Net income for the first six months of 2022 was $78.4 million, or $2.18 per diluted share, compared to $42.0 million, or $1.17 per diluted share, in the prior year period. The 2022 year-to-date results include net negative impacts of $44.4 million, or $1.23 per diluted share, from Tax Adjustments and Other Items. The 2021 second-quarter and year-to-date results included net negative impacts of $43.1 million, or $1.20 per diluted share, from Tax Adjustments and Other Items. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

"Despite ongoing macroeconomic uncertainty, the operating environment remains strong across our global railcar leasing markets," said Robert C. Lyons, president and chief executive officer of GATX. "Rail North America's fleet utilization was 99.4% at the end of the second quarter and our renewal success rate was 87.7%. Demand for the majority of railcar types in our fleet remains robust, and absolute lease rates increased sequentially for the eighth consecutive quarter. The renewal lease rate change of GATX’s Lease Price Index was positive 18.3% for the quarter, with an average renewal term of 34 months. In this environment, our commercial team remains focused on improving lease rates while beginning to increase lease terms on many car types.

"Rail International performed well as we continued to experience increases in renewal lease rates. GATX Rail Europe and GATX Rail India expanded their fleets during the quarter while also achieving virtually full fleet utilization at quarter end. In Portfolio Management, the Rolls-Royce and Partners Finance affiliates performed as expected in the second quarter."

Mr. Lyons concluded, "Year-to-date investment volume was nearly $685 million, and we continue to take delivery of new railcars to meet customer demand worldwide. Based on current strength in the global rail markets and a robust secondary market for railcars, we are increasing our 2022 full-year earnings expectations to be in the range of $5.60 to $6.00 per diluted share, excluding any impact from Tax Adjustments and Other Items."

RAIL NORTH AMERICA
Rail North America reported segment profit of $53.1 million in the second quarter of 2022, compared to $77.6 million in the second quarter of 2021. Lower second-quarter segment profit was driven by lower gains on asset dispositions, partially offset by lower maintenance expense. Year to date 2022, Rail North America reported segment profit of $173.5 million, compared to $143.3 million in the same period of 2021. Higher 2022 year-to-date results were predominantly driven by higher gains on asset dispositions.

At June 30, 2022, Rail North America’s wholly owned fleet was comprised of approximately 111,600 cars, including approximately 10,300 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.4% at the end of the second quarter, compared to 99.3% at the end of the prior quarter and 98.5% at the end of the second quarter of 2021. During the second quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was positive 18.3%. This compares to positive 9.3% in the prior quarter and negative 6.7% in the second quarter of 2021. The average lease renewal term for all cars included in the LPI during the second quarter was 34 months, compared to 30 months in the prior quarter and 29 months in the second quarter of 2021. Rail North America’s investment volume during the second quarter of 2022 was $253.7 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International’s segment profit was $28.3 million in the second quarter of 2022, compared to $27.3 million in the second quarter of 2021. Year to date 2022, Rail International reported segment profit of $53.2 million, compared to $49.1 million for the same period of 2021. Results in the comparative periods were favorably impacted by more railcars on lease and negatively impacted by changes in foreign currency exchange rates.

At June 30, 2022, GATX Rail Europe’s (GRE) fleet consisted of approximately 27,500 cars. Utilization was 99.9%, compared to 99.0% at the end of the prior quarter and 98.4% at the end of the second quarter of 2021. Additional fleet statistics for GRE are provided on the last page of this press release.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment loss of $15.7 million in the second quarter of 2022, compared to segment profit of $12.2 million in the second quarter of 2021. Year to date 2022, segment loss was $19.6 million, compared to segment profit of $18.3 million for the same period of 2021.

Second-quarter 2022 segment results include an impairment charge of $31.5 million associated with the planned divestiture of five specialized gas vessels. These vessels represent the last assets of a legacy business activity that is not core to GATX operations. Additionally, year-to-date 2022 segment results include a net impairment charge associated with three aircraft spare engines in Russia that the Rolls-Royce and Partners Finance affiliates (RRPF) do not expect to recover, of which GATX's share is $15.3 million. Excluding these impacts, second-quarter and year-to-date 2022 segment results increased relative to a year ago. Higher second-quarter 2022 segment results were primarily due to higher share of affiliates’ earnings from RRPF. Higher year-to-date 2022 segment results were driven by stronger marine operating results and higher share of affiliates’ earnings from RRPF.

COMPANY DESCRIPTION
At GATX Corporation (NYSE:GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. GATX has been headquartered in Chicago, Illinois since its founding in 1898.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2022 second-quarter results. Call details are as follows:

Thursday, July 21, 2022
11 a.m. Eastern Time
Domestic Dial-In: 1-800-289-0720
International Dial-In: 1-323-701-0160
Replay: 1-888-203-1112 or 1-719-457-0820 / Access Code: 4208735

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), July 21, 2022.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investor Relations” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2021, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the duration and effects of the global COVID-19 pandemic and any mandated pandemic mitigation requirements, including adverse impacts on our business, personnel, operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦weak macroeconomic conditions
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading"
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities

•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•fluctuations in foreign exchange rates
•inflation and deflation
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•changes in banks' inter-lending rate reporting practices and the phasing out of LIBOR
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•changes in, or failure to comply with, laws, rules, and regulations
•U.S. and global political conditions, including the ongoing military action between Russia and Ukraine
•inability to obtain cost-effective insurance
•environmental liabilities and remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with severe weather events, climate change and natural disasters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(07/21/2022)

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Revenues
Lease revenue	$284.9	$287.6	$568.2	$568.2
Marine operating revenue	5.2	5.1	11.4	8.7
Other revenue	22.6	24.4	49.7	46.0
Total Revenues	312.7	317.1	629.3	622.9
Expenses
Maintenance expense	70.8	76.6	145.4	150.9
Marine operating expense	3.9	5.5	8.1	10.1
Depreciation expense	90.0	91.5	179.5	180.1
Operating lease expense	9.0	10.2	18.1	21.1
Other operating expense	9.3	11.4	20.0	21.6
Selling, general and administrative expense	47.9	47.8	95.1	94.9
Total Expenses	230.9	243.0	466.2	478.7
Other Income (Expense)
Net (loss) gain on asset dispositions	(24.2)	34.7	49.5	57.2
Interest expense, net	(51.9)	(50.0)	(103.1)	(103.6)
Other expense	(11.3)	(8.1)	(13.3)	(9.4)
Income before Income Taxes and Share of Affiliates’ Earnings	(5.6)	50.7	96.2	88.4
Income taxes	(2.7)	(13.6)	(25.1)	(22.0)
Share of affiliates’ earnings (losses), net of taxes	10.9	(31.6)	7.3	(24.4)
Net Income	$2.6	$5.5	$78.4	$42.0

Share Data
Basic earnings per share	$0.07	$0.16	$2.21	$1.19
Average number of common shares	35.5	35.4	35.5	35.3

Diluted earnings per share	$0.07	$0.15	$2.18	$1.17
Average number of common shares and common share equivalents	36.0	36.0	36.0	35.9

Dividends declared per common share	$0.52	$0.50	$1.04	$1.00

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	June 30	December 31
	2022	2021
Assets
Cash and Cash Equivalents	$180.3	$344.3
Restricted Cash	0.2	0.2
Receivables
Rent and other receivables	68.4	69.8
Finance leases (as lessor)	103.1	100.2
Less: allowance for losses	(6.2)	(6.2)
	165.3	163.8

Operating Assets and Facilities	11,200.7	11,163.6
Less: allowance for depreciation	(3,309.8)	(3,378.8)
	7,890.9	7,784.8
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	254.4	270.7
Finance leases, net of accumulated depreciation	—	1.5
	254.4	272.2

Investments in Affiliated Companies	596.5	588.4
Goodwill	115.3	123.0
Other Assets ($73.8 million and $3.8 million related to assets held for sale)	321.3	265.0
Total Assets	$9,524.2	$9,541.7

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$166.5	$215.8
Debt
Commercial paper and borrowings under bank credit facilities	20.0	18.1
Recourse	5,964.4	5,887.5
	5,984.4	5,905.6
Lease Obligations (as lessee)
Operating leases	266.7	286.2
Finance leases	—	1.5
	266.7	287.7

Deferred Income Taxes	1,005.8	1,001.0
Other Liabilities	119.3	112.4
Total Liabilities	7,542.7	7,522.5
Total Shareholders’ Equity	1,981.5	2,019.2
Total Liabilities and Shareholders’ Equity	$9,524.2	$9,541.7

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$203.0	$66.5	$8.2	$7.2	$284.9
Marine operating revenue	—	—	5.2	—	5.2
Other revenue	18.8	1.9	0.1	1.8	22.6
Total Revenues	221.8	68.4	13.5	9.0	312.7
Expenses
Maintenance expense	57.8	12.2	—	0.8	70.8
Marine operating expense	—	—	3.9	—	3.9
Depreciation expense	64.9	17.2	4.9	3.0	90.0
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	5.9	2.1	0.6	0.7	9.3
Total Expenses	137.6	31.5	9.4	4.5	183.0
Other Income (Expense)
Net gain (loss) on asset dispositions	5.1	1.4	(30.8)	0.1	(24.2)
Interest expense, net	(34.9)	(11.1)	(4.6)	(1.3)	(51.9)
Other (expense) income	(1.3)	1.1	—	(11.1)	(11.3)
Share of affiliates' pre-tax earnings	—	—	15.6	—	15.6
Segment profit (loss)	$53.1	$28.3	$(15.7)	$(7.8)	$57.9
Less:
Selling, general and administrative expense					47.9
Income taxes (includes $4.7 related to affiliates' earnings)					7.4
Net income					$2.6

Selected Data:
Investment volume	$253.7	$48.8	$—	$11.6	$314.1

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$1.2	$0.3	$—	$0.1	$1.6
Residual sharing income	0.1	—	0.7	—	0.8
Non-remarketing net gains (1)	3.8	1.1	—	—	4.9
Asset impairments	—	—	(31.5)	—	(31.5)
	$5.1	$1.4	$(30.8)	$0.1	$(24.2)
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$204.2	$69.0	$8.3	$6.1	$287.6
Marine operating revenue	—	—	5.1	—	5.1
Other revenue	19.2	2.7	0.2	2.3	24.4
Total Revenues	223.4	71.7	13.6	8.4	317.1
Expenses
Maintenance expense	61.5	14.2	—	0.9	76.6
Marine operating expense	—	—	5.5	—	5.5
Depreciation expense	65.2	18.4	5.0	2.9	91.5
Operating lease expense	10.2	—	—	—	10.2
Other operating expense	8.4	1.7	0.4	0.9	11.4
Total Expenses	145.3	34.3	10.9	4.7	195.2
Other Income (Expense)
Net gain on asset dispositions	33.1	0.8	0.5	0.3	34.7
Interest expense, net	(32.6)	(11.1)	(4.4)	(1.9)	(50.0)
Other (expense) income	(1.0)	0.2	—	(7.3)	(8.1)
Share of affiliates' pre-tax earnings	—	—	13.4	—	13.4
Segment profit (loss)	$77.6	$27.3	$12.2	$(5.2)	$111.9
Less:
Selling, general and administrative expense					47.8
Income taxes (includes $45.0 related to affiliates' earnings)					58.6
Net income					$5.5

Selected Data:
Investment volume	$106.4	$40.8	$0.5	$6.2	$153.9

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$31.5	$0.4	$—	$0.3	$32.2
Residual sharing income	0.5	—	0.5	—	1.0
Non-remarketing net gains (1)	1.1	0.4	—	—	1.5
	$33.1	$0.8	$0.5	$0.3	$34.7
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$403.7	$134.1	$16.5	$13.9	$568.2
Marine operating revenue	—	—	11.4	—	11.4
Other revenue	41.8	4.2	0.1	3.6	49.7
Total Revenues	445.5	138.3	28.0	17.5	629.3
Expenses
Maintenance expense	117.7	26.2	—	1.5	145.4
Marine operating expense	—	—	8.1	—	8.1
Depreciation expense	128.4	35.2	9.9	6.0	179.5
Operating lease expense	18.1	—	—	—	18.1
Other operating expense	13.2	4.5	1.1	1.2	20.0
Total Expenses	277.4	65.9	19.1	8.7	371.1
Other Income (Expense)
Net gain (loss) on asset dispositions	76.7	2.4	(29.9)	0.3	49.5
Interest expense, net	(69.3)	(22.3)	(9.3)	(2.2)	(103.1)
Other (expense) income	(2.0)	0.7	(0.1)	(11.9)	(13.3)
Share of affiliates' pre-tax earnings	—	—	10.8	—	10.8
Segment profit (loss)	$173.5	$53.2	$(19.6)	$(5.0)	$202.1
Less:
Selling, general and administrative expense					95.1
Income taxes (includes $3.5 related to affiliates' earnings)					28.6
Net income					$78.4

Selected Data:
Investment volume	$534.1	$127.7	$—	$22.7	$684.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$65.6	$0.7	$—	$0.2	$66.5
Residual sharing income	2.1	—	1.6	—	3.7
Non-remarketing net gains (1)	9.0	1.7	—	0.1	10.8
Asset impairments	—	—	(31.5)	—	(31.5)
	$76.7	$2.4	$(29.9)	$0.3	$49.5
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2021
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$411.0	$135.9	$11.6	$9.7	$568.2
Marine operating revenue	—	—	8.7	—	8.7
Other revenue	37.0	5.2	0.4	3.4	46.0
Total Revenues	448.0	141.1	20.7	13.1	622.9
Expenses
Maintenance expense	119.9	29.6	—	1.4	150.9
Marine operating expense	—	—	10.1	—	10.1
Depreciation expense	130.9	36.7	7.7	4.8	180.1
Operating lease expense	21.1	—	—	—	21.1
Other operating expense	16.0	3.7	0.6	1.3	21.6
Total Expenses	287.9	70.0	18.4	7.5	383.8
Other Income (Expense)
Net gain on asset dispositions	54.6	1.1	1.1	0.4	57.2
Interest expense, net	(69.6)	(23.3)	(7.5)	(3.2)	(103.6)
Other (expense) income	(1.8)	0.2	—	(7.8)	(9.4)
Share of affiliates' pre-tax earnings	—	—	22.4	—	22.4
Segment profit (loss)	$143.3	$49.1	$18.3	$(5.0)	$205.7
Less:
Selling, general and administrative expense					94.9
Income taxes (includes $46.8 related to affiliates' earnings)					68.8
Net income					$42.0

Selected Data:
Investment volume	$215.5	$85.2	$353.0	$9.7	$663.4

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$47.8	$0.4	$—	$0.3	$48.5
Residual sharing income	0.6	—	1.1	—	1.7
Non-remarketing net gains (1)	6.2	0.7	—	0.1	7.0
	$54.6	$1.1	$1.1	$0.4	$57.2
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income(1)

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Net income (GAAP)	$2.6	$5.5	$78.4	$42.0
Adjustments attributable to consolidated pre-tax income:
Specialized Gas Vessels impairment at Portfolio Management (2)	31.5	—	31.5	—
Environmental remediation costs (3)	5.9	—	5.9	—
Debt extinguishment costs (4)	—	4.5	—	4.5
Total adjustments attributable to consolidated pre-tax income	$37.4	$4.5	$37.4	$4.5
Income taxes thereon, based on applicable effective tax rate	$(1.5)	$(1.1)	$(1.5)	$(1.1)
Other income tax adjustments attributable to consolidated income:
Income tax rate change (5)	—	—	(3.0)	—
Total other income tax adjustments attributable to consolidated income	—	—	(3.0)	—
Adjustments attributable to affiliates' earnings, net of taxes:
Aircraft spare engine impairment at RRPF (6)	—	—	11.5	—
Income tax rate change (7)	—	39.7	—	39.7
Total adjustments attributable to affiliates' earnings, net of taxes	—	39.7	11.5	39.7
Net income, excluding tax adjustments and other items (non-GAAP)	$38.5	$48.6	$122.8	$85.1

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share(1)

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
Diluted earnings per share (GAAP)	$0.07	$0.15	$2.18	$1.17
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.07	$1.35	$3.41	$2.37
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    In the second quarter of 2022, we made the decision to sell the Specialized Gas Vessels. As a result, we recorded losses associated with the impairments of these assets.
(3)    Reserve recorded as part of an executed agreement for anticipated remediation costs at a previously owned property, sold in 1974.
(4)    Write-off of unamortized deferred financing costs associated with the early redemption of our $150 million 5.625% Senior Notes due 2066.
(5)    Deferred income tax adjustment due to an enacted corporate income tax rate reduction in Austria in 2022.
(6)    Impairment losses related to aircraft spare engines in Russia that RRPF does not expect to recover.
(7)    Deferred income tax adjustment due to an enacted corporate income tax rate increase in the United Kingdom in 2021.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Total Assets, Excluding Cash, by Segment
Rail North America	$6,347.2	$6,183.7	$6,101.6	$5,976.8	$5,916.3
Rail International	1,634.5	1,677.9	1,689.2	1,672.2	1,695.8
Portfolio Management	1,010.3	1,031.5	1,040.0	1,019.6	1,023.2
Other	351.7	366.0	366.4	351.5	347.1
Total Assets, excluding cash	$9,343.7	$9,259.1	$9,197.2	$9,020.1	$8,982.4
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(180.3)	$(649.3)	$(344.3)	$(566.0)	$(417.9)
Commercial paper and bank credit facilities	20.0	18.6	18.1	20.7	17.9
Recourse debt	5,964.4	6,256.9	5,887.5	6,029.8	5,803.1
Operating lease obligations	266.7	273.4	286.2	292.1	298.7
Finance lease obligations	—	—	1.5	—	43.6
Total debt and lease obligations, net of unrestricted cash	$6,070.8	$5,899.6	$5,849.0	$5,776.6	$5,745.4
Shareholders’ Equity	$1,981.5	$2,060.8	$2,019.2	$1,976.9	$1,971.4
Recourse Leverage (1)	3.1	2.9	2.9	2.9	2.9
 _________
(1)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$9,524.2	$9,908.6	$9,541.7	$9,586.3	$9,400.5
Less: cash	(180.5)	(649.5)	(344.5)	(566.2)	(418.1)
Total Assets, excluding cash	$9,343.7	$9,259.1	$9,197.2	$9,020.1	$8,982.4

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	18.3%	9.3%	(0.7)%	(8.1)%	(6.7)%
Average renewal term (months)	34	30	37	32	29
Fleet Rollforward (2)
Beginning balance	100,452	101,570	101,341	102,144	102,903
Cars added	1,414	943	959	742	693
Cars scrapped	(594)	(547)	(358)	(947)	(770)
Cars sold	—	(1,514)	(372)	(598)	(682)
Ending balance	101,272	100,452	101,570	101,341	102,144
Utilization	99.4%	99.3%	99.2%	99.2%	98.5%
Average active railcars	100,079	100,253	100,658	100,467	100,722
Boxcar Fleet Rollforward
Beginning balance	10,283	12,946	12,809	12,659	13,880
Cars added	85	352	421	277	193
Cars scrapped	64	(109)	(184)	(127)	(115)
Cars sold	(117)	(2,906)	(100)	—	(1,299)
Ending balance	10,315	10,283	12,946	12,809	12,659
Utilization	99.9%	99.8%	99.7%	98.4%	97.1%
Average active railcars	10,239	10,856	12,747	12,432	12,888
Rail Europe Statistics
Fleet Rollforward
Beginning balance	27,192	27,109	26,840	26,727	26,498
Cars added	347	225	333	213	359
Cars scrapped/sold	(69)	(142)	(64)	(100)	(130)
Ending balance	27,470	27,192	27,109	26,840	26,727
Utilization	99.9%	99.0%	98.7%	98.1%	98.4%
Average active railcars	27,158	26,850	26,562	26,310	26,156
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	80.0%	79.9%	76.3%	75.2%	75.6%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(0.1)%	2.6%	6.6%	7.9%	9.4%
Year-over-year Change in U.S. Carloadings (chemical) (4)	4.9%	9.4%	5.6%	5.6%	5.9%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(13.1)%	(15.3)%	(4.5)%	(3.6)%	(4.3)%
Production Backlog at Railcar Manufacturers (5)	n/a (6)	46,208	42,993	37,779	37,470
_________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. GATX calculates the index using the weighted-average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2)    Excludes boxcar fleet.
(3)    As reported and revised by the Federal Reserve.
(4)    As reported by the Association of American Railroads (AAR).
(5)    As reported by the Railway Supply Institute (RSI).
(6)    Not available, not published as of the date of this release.